QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2004

Magellan Midstream Partners, L.P.
(Exact name of registrant as specified in its chapter)

Delaware	1-16335	73-1599053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 22186, Tulsa, Oklahoma		74121-2186
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (918) 574-7000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On August 11, 2004, Magellan Midstream Partners, L.P., a Delaware limited partnership (the "Partnership"), entered into an underwriting agreement, which is attached hereto as Exhibit 1.1, with respect to the issuance and sale in an underwritten public offering (the "Common Unit Offering") by the Partnership of 1,800,000 common units representing limited partner interests (the "Common Units"). The underwriters were also granted an option to purchase up to an additional 270,000 common units from Magellan Midstream Holdings, L.P., the owner of the Partnership's general partner (the "Selling Unitholder"). The Common Units to be sold in the Common Unit Offering and upon any exercise of the underwriters' over-allotment option were registered under the Securities Act of 1933, as amended, pursuant to shelf registration statements on Form S-3 (File Nos. 333-83952 and 333-109732). The closing of the Common Unit Offering is expected to occur on August 17, 2004.

Item 7. Financial Statements and Exhibits.

        Each exhibit identified below is filed as part of this report:

Exhibit 1.1	Underwriting Agreement dated as of August 11, 2004 by and among the Partnership, the underwriters named therein and the other parties thereto relating to the Common Unit Offering.
Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Common Units.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.
Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).
Exhibit 99.1	Press Release of the Partnership dated August 11, 2004 regarding the pricing of the Common Unit Offering.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.
	By:	Magellan GP, LLC its General Partner
Date: August 11, 2004	By:	/s/ LONNY E. TOWNSEND
	Name:	Lonny E. Townsend
	Title:	General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement dated as of August 11, 2004 by and among the Partnership, the underwriters named therein and the other parties thereto relating to the Common Unit Offering.
Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Common Units.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.
Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).
Exhibit 99.1	Press Release of the Partnership dated August 11, 2004 regarding the pricing of the Common Unit Offering.

QuickLinks

SIGNATURES
EXHIBIT INDEX